UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 14, 2005
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-16091 (Commission File No.)	34-1730488 (I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
     On October 14, 2005, as a result of Thomas A. Waltermire’s resignation as the President and Chief Executive Officer of PolyOne Corporation (the “Company”), the Company and William F. Patient, the non-executive Chairman of the Board and a Director of the Company, entered into an agreement (the “Agreement”), effective October 6, 2005, which provides that Mr. Patient will serve as the Chairman of the Board, President and Chief Executive Officer of the Company until the date that a successor Chairman of the Board, President and Chief Executive Officer is elected. Under the Agreement, for his continuing service as a director of the Company, Mr. Patient will continue to receive the compensation he received as a non-employee director of the Company, and for his services as non-employee Chairman of the Board, President and Chief Executive Officer, Mr. Patient will receive a fee at the rate of $300,000 per year.
     The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
10.1	Agreement between PolyOne Corporation and William F. Patient, effective October 6, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 14, 2005

POLYONE CORPORATION
By:	/s/ Wendy C. Shiba
	Name:	Wendy C. Shiba
	Title:	Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Agreement between PolyOne Corporation and William F. Patient, effective October 6, 2005